FIRST AMENDMENT TO SALES CONTRACT

THIS FIRST AMENDMENT TO SALES CONTRACT (the "Amendment") is made and entered into as of this 24th day of July, 2015 (the "Amendment Effective Date"), by and between ACRE REALTY LP, a Georgia limited partnership, formerly named Roberts Properties Residential, L.P. ("Seller"), and BRADLEY PARK APARTMENTS, LLC, a Georgia limited liability company ("Purchaser").

W I T N E S S E T H T H A T:

WHEREAS, Seller and Purchaser are parties to that certain Sales Contract having an Effective Date of January 26, 2015 with respect to the sale by Seller to Purchaser of approximately 22.03 acres of land located in Forsyth County, Georgia (hereinafter referred to as the "Sales Contract"); and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

      1.      The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth. Capitalized words and phrases used herein which are not defined herein but which are defined in the Sales Contract shall have the meanings ascribed thereto in the Sales Contract.

      2.      Concurrently with the execution hereof, Escrow Agent shall pay the $45,000.00 Deposit held by Escrow Agent directly to Seller in accordance with wire-transfer instructions to be provided by Seller to Escrow Agent and shall be applied against the Purchase Price due and payable by Purchaser to Seller at Closing if the Closing is consummated but shall be non-refundable to Purchaser in all events except that if Purchaser is ready, willing and able to close the transaction contemplated in the Sales Contract in accordance with the terms of the Sales Contract and Seller defaults under the Sales Contract, such $45,000.00 shall be refunded by Seller to Purchaser .

      3.      In consideration of the $45,000.00 Deposit paid by Escrow Agent to Seller in accordance with Section 2 above, the Sales Contract is hereby amended to provide that the Closing Date is hereby extended to September 28, 2015, which extension of the Closing Date is conditioned upon satisfaction of the contingencies specified in Sections 4 and 5 below.

      4.      The extension of the Closing Date specified in Section 3 above is contingent upon Seller and Synovus Bank entering into an amendment of the loan (the "Loan") evidenced and secured by that certain Deed to Secure Debt from Roberts Properties Residential, L.P. to Bank of North Georgia dated September 29, 2005, recorded in Deed Book 3983, page 690, Forsyth County, Georgia records, as modified, to extend the due date of the Loan to December 1, 2015. In the event an amendment to the Loan is not consummated on or before August 12, 2015, the extension of the Closing Date specified in Section 3 above shall be null and void and of no further force or effect, and the Closing Date shall instead be August 19, 2015. The extension of the Loan to December 1, 2015, shall not require the payment by Seller of any points, principal pay downs, interest reserves or any other form of fees or costs, but may require the payment of the Bank’s reasonable attorney’s fees incurred in connection with documenting the extension of the Loan.

      5.      In the event that the due date of the Loan is extended on or before August 12, 2015 to a due date of December 1, 2015 as contemplated in Section 4 above, then Purchaser shall deposit with the Escrow Agent on or before August 12, 2015, $50,000.00 by check subject to collection or by wire-transfer (the " Additional Deposit"), which such Additional Deposit shall be deposited by Escrow Agent into the same interest-bearing account as was deposited the Initial Deposit and Subsequent Deposit, and which Additional Deposit, upon receipt by Escrow Agent, shall be included within the definition of and shall be a part of the Deposit. For the avoidance of doubt, the Additional Deposit shall thereafter constitute the Deposit being held by Escrow Agent under the Sales Contract. In the event that the due date of the Loan is extended on or before August 12, 2015 to a due date of December 1, 2015 as contemplated in Section 4 above and the Additional Deposit is not deposited with the Escrow Agent on or before August 12, 2015, the extension of the Closing Date specified in Section 3 above shall be null and void and of no further force or effect, and the Closing Date shall instead be August 19, 2015.

      6,      In the event that the due date of the Loan is extended on or before August 12, 2015 to a due date of December 1, 2015 as contemplated in Section 4 above and the Additional Deposit is deposited with Escrow Agent as contemplated in Section 5 above, then Purchaser shall have the right to deposit with the Escrow Agent on or before September 28, 2015, another $25,000.000 by check subject to collection or by wire-transfer (the "Second Additional Deposit"), which such Second Additional Deposit shall be deposited by Escrow Agent into the same interest-bearing account as was deposited the Additional Deposit, and which Second Additional Deposit, upon receipt by Escrow Agent, shall be included within the definition of and shall be a part of the Deposit. For the avoidance of doubt, the Additional Deposit and the Second Additional Deposit shall thereafter constitute the Deposit being held by Escrow Agent under the Sales Contract.

      7.      If the due date of the Loan is extended to December 1, 2015 as contemplated in Section 4 above, the $50,000.00 Additional Deposit is paid by Purchaser to Escrow Agent on or before August 12, 2015 and the $25,000.00 Second Additional Deposit is paid by Purchaser to Escrow Agent on or before September 28, 2015, the Sales Contract is hereby amended to provide that the Closing Date is extended to November 12, 2015.

      8.      Purchaser acknowledges that this Amendment is subject to the approval of the Board of Directors of Seller’s general partner ACRE Realty Investors, Inc. In the event that such approval is not granted at the meeting of the Board of Directors scheduled for 4:00 p.m. EST on July 27, 2015 (the original Closing Date) and therefore this Amendment is not executed by Seller, Purchaser acknowledges and agrees by its signature hereunder that Purchaser shall be in default of the Sales Contract based upon its failure to close on the original Closing Date and further agrees that the $45,000.00 Deposit currently held by Escrow Agent shall be released to Seller (and hereby directs the Escrow Agent to release same) as liquidated damages as provided in Article XI of the Sales Contract and the Sales Contract shall be terminated (subject to the rights of Seller that may survive termination in accordance with the Sales Contract). Purchaser further acknowledges that Seller shall not be deemed to be in default under the Sales Contract for a failure to close on the original Closing Date.

      9.      In order to expedite the execution of this Amendment, telecopied or PDF signatures may be used in place of original signatures on this Amendment. Purchaser and Seller intend to be bound by the signatures on the telecopied or PDF document, are aware that the other party will rely on such signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature. This Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia. Except as herein specifically amended, the Sales Contract shall remain in full force and effect and unamended. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have caused this Amendment to be duly executed, sealed and delivered as of the Amendment Effective Date.

PURCHASER:

BRADLEY PARK APARTMENTS, LLC, a Georgia limited liability company

By:      Roberts Bradley, LLC, a Georgia limited liability company, its sole member and manager

      By:      Roberts Properties, Inc., a Georgia corporation, its sole member and manager

      By:  /s/ Charles S. Roberts

      Charles S. Roberts

      President

SELLER:

ACRE REALTY LP, a Georgia limited partnership, formerly named Roberts Properties Residential, L.P.

By:      Acre Realty Investors, Inc., a Georgia corporation, formerly named Roberts Realty Investors, Inc., its general partner

      By:  /s/ Robert Gellert

      Name: Robert Gellert

      Title: Executive Vice President

ESCROW AGENT: COMMONWEALTH LAND TITLE INSURANCE COMPANY By: /s/ Susan Vander Meer Name: Susan Vander Meer Title: Escrow Manager